Exhibit (h)(2)

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SCHEDULE A
PROSHARES TRUST EXPENSE LIMITATION AGREEMENT

Period:
October 1, 2014 – September 30, 2015

Fund Name	Expense Limit
ProShares Ultra S&P500	0.95%
ProShares Ultra MidCap400	0.95%
ProShares Ultra Dow30	0.95%
ProShares Ultra QQQ	0.95%
ProShares Short S&P500	0.95%
ProShares Short MidCap400	0.95%
ProShares Short Dow30	0.95%
ProShares Short QQQ	0.95%
ProShares UltraShort S&P500	0.95%
ProShares UltraShort MidCap400	0.95%
ProShares UltraShort Dow30	0.95%
ProShares UltraShort QQQ	0.95%
ProShares Ultra Russell2000	0.95%
ProShares Ultra SmallCap600	0.95%
ProShares Ultra Basic Materials	0.95%
ProShares Ultra Consumer Goods	0.95%
ProShares Ultra Consumer Services	0.95%
ProShares Ultra Financials	0.95%
ProShares Ultra Health Care	0.95%
ProShares Ultra Industrials	0.95%
ProShares Ultra Oil & Gas	0.95%
ProShares Ultra Real Estate	0.95%
ProShares Ultra Semiconductors	0.95%
ProShares Ultra Technology	0.95%
ProShares Ultra Telecommunications	0.95%
ProShares Ultra Utilities	0.95%
ProShares Short Russell2000	0.95%
ProShares Short SmallCap600	0.95%
ProShares Short Financials	0.95%
ProShares Short Oil & Gas	0.95%
ProShares Short MSCI EAFE	0.95%
ProShares Short MSCI Emerging Markets	0.95%

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Fund Name	Expense Limit
ProShares UltraShort Russell2000	0.95%
ProShares UltraShort SmallCap600	0.95%
ProShares UltraShort MSCI EAFE	0.95%
ProShares UltraShort MSCI Emerging Markets	0.95%
ProShares UltraShort MSCI Japan	0.95%
ProShares UltraShort FTSE China 50	0.95%
ProShares UltraShort Basic Materials	0.95%
ProShares UltraShort Consumer Goods	0.95%
ProShares UltraShort Consumer Services	0.95%
ProShares UltraShort Financials	0.95%
ProShares UltraShort Health Care	0.95%
ProShares UltraShort Industrials	0.95%
ProShares UltraShort Oil & Gas	0.95%
ProShares UltraShort Real Estate	0.95%
ProShares UltraShort Semiconductors	0.95%
ProShares UltraShort Technology	0.95%
ProShares UltraShort Telecommunications	0.95%
ProShares UltraShort Utilities	0.95%
ProShares UltraShort 7-10 Year Treasury	0.95%
ProShares Short 20+ Year Treasury	0.95%
ProShares UltraShort 20+ Year Treasury	0.95%
ProShares Ultra MSCI Emerging Markets	0.95%
ProShares Ultra MSCI EAFE	0.95%
ProShares Ultra MSCI Japan	0.95%
ProShares Ultra FTSE China 50	0.95%
ProShares UltraShort FTSE Europe	0.95%
ProShares UltraShort MSCI Pacific ex-Japan	0.95%
ProShares UltraShort MSCI Brazil Capped	0.95%
ProShares UltraShort MSCI Mexico Capped IMI	0.95%
ProShares UltraPro S&P500	0.95%
ProShares UltraPro Short S&P500	0.95%
ProShares Large Cap Core Plus	0.45%
ProShares Short Basic Materials	0.95%
ProShares Short FTSE China 50	0.95%
ProShares Short KBW Regional Banking	0.95%
ProShares Short Real Estate	0.95%
ProShares Ultra 20+ Year Treasury	0.95%
ProShares Ultra 7-10 Year Treasury	0.95%
ProShares Ultra KBW Regional Banking	0.95%

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Fund Name	Expense Limit
ProShares Ultra MSCI Brazil Capped	0.95%
ProShares Ultra FTSE Europe	0.95%
ProShares Ultra MSCI Mexico Capped IMI	0.95%
ProShares Ultra MSCI Pacific ex-Japan	0.95%
ProShares UltraPro Dow30	0.95%
ProShares UltraPro QQQ	0.95%
ProShares UltraPro Russell2000	0.95%
ProShares UltraPro MidCap400	0.95%
ProShares UltraPro Short Dow30	0.95%
ProShares UltraPro Short QQQ	0.95%
ProShares UltraPro Short Russell2000	0.95%
ProShares UltraPro Short MidCap400	0.95%
ProShares Ultra Nasdaq Biotechnology	0.95%
ProShares UltraShort Nasdaq Biotechnology	0.95%
ProShares RAFI Long/Short	0.95%
ProShares UltraShort TIPS	0.95%
ProShares Ultra High Yield	0.95%
ProShares Short High Yield	0.95%
ProShares Ultra Investment Grade Corporate	0.95%
ProShares Short Investment Grade Corporate	0.95%
ProShares Short 7-10 Year Treasury	0.95%
ProShares UltraShort 3-7 Year Treasury	0.95%
ProShares Hedge Replication ETF	0.95%
ProShares 30 Year TIPS/TSY Spread	0.75%
ProShares German Sovereign/Sub-Sovereign ETF	0.45%
ProShares UltraPro Short 20+ Year Treasury	0.95%
ProShares USD Covered Bond	0.35%
ProShares UltraPro Financials	0.95%
ProShares UltraPro Short Financials	0.95%

ProShares Merger ETF	0.75%
ProShares Global Listed Private Equity ETF	0.60%

Periods:

• For the period beginning on each Fund’s date of launch until the next September 30
• The first October 1 after each Fund’s launch until September 30 of the following year

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Fund Name	Expense Limit
ProShares DJ Brookfield Global Infrastructure ETF[1]	0.45%
ProShares S&P 500 Dividend Aristocrats ETF[2]	0.35%
ProShares Investment Grade–Interest Rate Hedged[3]	0.30%
ProShares Short Term USD Emerging Markets Bond ETF[4]	0.50%
ProShares USD Emerging Markets Bond–Interest Rate Hedged	0.55%
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%
ProShares MSCI EAFE Dividend Growers ETF[5]	0.50%
ProShares MSCI Europe Dividend Growers ETF	0.55%
ProShares CDS North American HY Credit ETF[6]	0.50%
ProShares CDS Short North American HY Credit ETF[7]	0.50%
ProShares CDS North American IG Credit ETF	0.30%
ProShares CDS Short North American IG Credit ETF	0.30%
ProShares CDS European HY Credit ETF	0.50%
ProShares CDS Short European HY Credit ETF	0.50%
ProShares CDS European IG Credit ETF	0.30%
ProShares CDS Short European IG Credit ETF	0.30%
ProShares Morningstar Alternatives Solution ETF (Inclusive of	0.95%
Acquired Fund Fees and Expenses; Amounts recouped do not
include investment advisory or management services fees waived during the term of any Investment Advisory and Management
Services Fee Waiver Agreement)
ProShares Russell Dividend Growers ETF	0.40%
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%
ProShares Ultra Gold Miners[8]	0.95%
ProShares Short Gold Miners	0.95%
ProShares UltraShort Gold Miners[9]	0.95%

1 ProShares DJ Brookfield Global Infrastructure ETF launched on March 27, 2014.  The Fund’s initial expense limitation will expire on September 30, 2015.
2 ProShares S&P 500 Aristocrats ETF launched on October 11, 2013.  The Fund’s initial expense limitation will expire on September 30, 2015.
3 ProShares Investment Grade–Interest Rate Hedged launched on November 7, 2013.  The Fund’s initial expense limitation will expire on September 30, 2015.
4 ProShares Short Term USD Emerging Markets Bond ETF launched on November 21, 2013.  The Fund’s initial expense limitation will expire on September 30, 2015.
5 ProShares MSCI EAFE Dividend Growers ETF launched on August 21, 2014.  The Fund’s initial expense limitation will expire on September 30, 2015.
6 ProShares CDS North American HY Credit ETF launched on August 7, 2014.  The Fund’s initial expense limitation will expire on September 30, 2015.
7 ProShares CDS Short North American HY Credit ETF launched on August 7, 2014.  The Fund’s initial expense limitation will expire on September 30, 2015.
8 ProShares Ultra Gold Miners will launch on February 13, 2015.  The Fund’s initial expense limitation  will expire on September 30, 2016.
9 ProShares UltraShort Gold Miners will launch on February 13, 2015.  The Fund’s initial expense limitation will expire on September 30, 2016.

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Fund Name	Expense Limit
ProShares Ultra Junior Miners[10]	0.95%
ProShares Short Junior Miners	0.95%
ProShares UltraShort Junior Miners[11]	0.95%

PROSHARE ADVISORS LLC                                                                            PROSHARES TRUST
A Maryland limited liability company                                                                           a Delaware statutory trust

By: /s/ Michael L. Sapir                                                                                     By: /s/ Todd B. Johnson
            Michael L. Sapir                                                                                                  Todd B. Johnson
            Chief Executive Officer                                                                                       President

Adopted	December 15, 2005
Amended:	December 15, 2006	September 19, 2011	December 10, 2014
	January 23, 2007	December 14, 2011	February 12, 2015
	July 31, 2007	February 24, 2012
	September 18, 2007	March 14, 2012
	December 10, 2007	June 6, 2012
	March 12, 2008	September 10, 2012
	September 15, 2008	December 11, 2012
	December 16, 2008	March 12, 2013
	September 9, 2009	September 9, 2013
	March 3, 2010	January 23, 2014
	June 7, 2010	June 11, 2014
	September 21, 2010	September 8, 2014

10 ProShares Ultra Junior Miners will launch on February 13, 2015.  The Fund’s initial expense limitation will expire on September 30, 2016.
11 ProShares UltraShort Junior Miners will launch on February 13, 2015.  The Fund’s initial expense limitation will expire on September 30, 2016.